Form C

Cover Page

Name of issuer:

BIOPTIMIZERS USA, INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 2/15/2018

Physical address of issuer:

BIOPTIMIZERS USA, INC.
RENO NV 89511

Website of issuer:

http://https://bioptimizers.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

70,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $70,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$70,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/5/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$60,052.00	$0.00
Cash & Cash Equivalents:	$34,990.00	$0.00
Accounts Receivable:	$19,162.00	$0.00
Short-term Debt:	$18,900.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$283,480.00	$0.00
Cost of Goods Sold:	$110,418.00	$0.00
Taxes Paid:	$11,400.00	$0.00
Net Income:	$40,952.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

BIOPTIMIZERS USA, INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Wade Lightheart	President at BiOptimizers	BiOptimizers USA, inc.	2018
Andy Wilkinson	COO at BiOptimizers	BiOptimizers USA, inc.	2018
Mathieu Gallant	CEO & Chief Marketing Officer	BiOptimizers USA, inc.	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Wade Lightheart	President	2018
Wade Lightheart	Director of Education	2018
Jonn Morningstaur	Secretary	2018
Jonn Morningstaur	Treasurer	2018
Andy Wilkinson	Chief Operating Officer	2018
Mathieu Gallant	CEO	2018
Mathieu Gallant	Chief Marketing Officer	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mathieu Gallant	3500000.0 Common Stock	49.0
Wade Lightheart	3500000.0 Common Stock	49.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

State Laws.

Although the federal government has the right to regulate our products, which it has in fact done, state and municipal governments may adopt additional laws and regulations that further negatively affect our business. States that currently have laws that regulate certain aspects of our products, could, in the future, reverse course and adopt new laws that further regulate or negatively affect the industry. These state laws, like the federal laws, may adversely affect our ability to do business, and adverse enforcement actions under these laws may lead to costly litigation and a closure of our businesses, which, in turn, could significantly and negatively impact our business, operations and financial condition

Competition.

We face intense competition from competitors that are larger, more established and that possess greater resources than we do, and if we are unable to compete effectively, we may be unable to maintain sufficient market share to sustain profitability. Numerous manufacturers and retailers compete actively for consumers. There can be no assurance that we will be able to compete in this intensely competitive environment. In addition, similar products can be purchased in a wide variety of channels of distribution. These channels include the Internet. Additional national or international competitors could enter the market at any time and may seek in the future to enter or to increase their presence in the industry. Increased competition in either or both could have a material adverse effect on us.

We have a limited operating history.
We are a new company, in a relatively new market and we have no previous experience managing an entity, similar to our company, that operates in the nutraceutical industry. The likelihood of the success of our company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business enterprise and the new industry in which our company will operate.

Attracting and Retaining Customers.

In order for our business to succeed and grow we rely heavily on our ability to attract and retain customers, who will consistently buy our products.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$70,000**

Use of Proceeds:
35% Ensuring against inventory sell out.
20% Launch new products
20% Amazon growth
20% Podcasts interviews
5% Wefunder fee

If we raise: **$1,070,000**

Use of Proceeds:
35% Ensuring against inventory sell out.
20% Launch new products
20% Amazon growth
20% Podcasts and interviews
5% Wefunder fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (100%) , or
(ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$100,000** of the securities, investors will receive a valuation cap of **$5,500,000**.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to
the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights.
Instead,
the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	7,142,857	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stockholders have voting rights. Preferred Stockholders do not have voting rights but have liquidation preferences. If the SAFEs are converted holders will receive Preferred stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company pays the Affiliate $10,000 a month in the form of a management fee. For the period from February 15, 2018 through August 31, 2018, the Company paid total management fees of $60,000 to the Affiliate.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our mission is to discover, present, and share supplement products and dietary strategies backed by cutting-edge research that leads to a happier, healthier, and more fulfilling lifestyle. We believe our products empower our customers to achieve an optimal state of well-being in the body, mind, and soul, which we holistically define as BiOptimization. We've served more than 50k customers looking for things like increased enzyme potential, digestion assistance, and gluten issue support.

Like any successful health company, our challenge is not retaining customers, but proving the value of supplements to non-users. Our research leads to products that actually work -- since initial purchase, our customer value wnetup 430%. With an increased sales push on Amazon and a burgeoning relationship Jumbleberry's, the European CPA network, we're in a prime position to increase our market share simply by getting in front of more customers.

Milestones

BIOPTIMIZERS USA, INC. was incorporated in the State of Nevada in June 2018. Bioptimizers USA, Inc was organized in Nevada in February 2018 as a limited liability company that converted to a C Corporation in July 2018. Masszymes (SA) the Affiliate is a Societe Anonyme organized in Panama City, Panama. Both the Company and the Affiliate sell nutritional supplements that are designed to help improve and optimize digestive health. This raise is entirely for Bioptimizers USA.

Since then, we have:

- Over $2.5M of revenue generated by our affiliates.
- Over the course of one year from initial purchase, our customer value goes up 430%.
- Co-founder is a three-time all-natural bodybuilding champion.
- Our probiotics are patented.
- Average refund rate of just 2% over the past 5 years.

Historical Results of Operations

Our company was organized in June 2018 and has limited operations upon which prospective investors may base an evaluation of its performance. The financials cover the period from February 2018 through to August 31, 2018.

- *Revenues & Gross Margin.* For the period ended August 31, 2018, the Company had revenues of $283,480. Our gross margin was 61.05%.
- *Assets.* As of August 31, 2018, the Company had total assets of $60,052, including $34,990 in cash.
- *Net Income.* The Company has had net income of $40,952 for 2018.
- *Liabilities.* The Company's liabilties totaled $18,900 for 2018.

Liquidity & Capital Resources

The current plan, aim and intention is to invest the assets of Masszymes, inc. fully into BiOptimizers USA, inc — so that BiOptimizers USA, inc then owns all intellectual property, equity, inventory etc... currently owned by Masszymes, inc. The envisioned timeline on this is early 2019.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

BIOPTIMIZERS USA, INC. cash in hand is $34,990, as of August 2018. Over the last three months, revenues have averaged $73,439/month, cost of goods sold has averaged $24,849/month, and operational expenses have averaged $30,170/month, for an average net margin of $18,420 per month.

SINCE the date our financials cover, Amazon store revenue has brought in $45K+, and overall revenue for both BiOptimizers USA, inc. and Masszymes inc. is $230k+. Following a successful podcast interview promotion of BiOptimizers on Dave Asprey's "Bulletproof Podcast" in August 2018, average daily sales UP more than 250% (as compared to June/July 2018) - they rose in August and have remained elevated that way throughout September too.

=> SINCE the success of the Bulletproof Podcast, a number of highly influential other podcast shows in the United States have approached us about interviews and being features on their podcasts also (Barbell Shrugged, The Biohacking Secrets show etc...). Our Masszymes, inc bank balance as of today (28Sep2018) is $364,608.94, and we're using some of these funds to invest in additional stock/inventory, pay to advertise/interview on these podcast platforms, and prepare for a continued increase in growth rate and revenue. Since we operate a successful monthly subscription model business with our health supplement products, ROI per customer at the 12-month point is over 300%. We won't compromise on the quality of our products, and our growing customer base recognises this once they experience our products first hand.

Expense-wise, we're looking to bring on board 2 new members to the Customer Support team, to help manage the anticipated growth in customer queries and purchases, and we're also looking to bring another web developer onto our web team to assist with the additional workloads there. Overall, expenses as a percentage of overall revenue are expected to remain within their current range (if not better).

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://bioptimizers.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Andy Wilkinson
- Jonn Morningstaur
- Mathieu Gallant
- Wade Lightheart

Appendix E: Supporting Documents



INVEST IN BIOPTIMIZERS

maximum target met

$0
raised of $0 maximum target from 0 investors

Fixing digestion from the inside out

Our mission is to discover, present, and share supplement products and dietary strategies backed by cutting-edge research that leads to a happier, healthier, and more fulfilling lifestyle. We believe our products empower our customers to achieve an optimal state of well-being in the body, mind, and soul, which we holistically define as BiOptimization. We've served more than 50k customers looking for things like increased enzyme potential, digestion assistance, and gluten issue support.



Matt Gallant
CEO
Strength & conditioning coach for pro-athletes, Self-defense instructor, 10+ years in supplements

The Blueprint To Biological Optimization



Why you may want to invest

1. Have served more than 50k customers.
2. Over $2.5M of revenue generated by our affiliates.
3. Over the course of one year from initial purchase, our customer value goes up 430%.
4. Co-founder is a three-time all-natural bodybuilding champion.
5. Our probiotics are patented.
6. Average refund rate of just 2% over the past 5 years.

Our Ambition

$ 100 min

REMIND ME (3)

What you are investing in

Future Equity (Wefunder SAFE)

~~$6M~~ **$5.5M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $5.5M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $5.5M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$500+
1x Probiotic, 1x Masszymes, 1x HCL, 1x Gluten Guardian Shipped To Your Door

$1,000+
- 2x Probiotic, 2x Masszymes, 2x HCL, 2x Gluten Guardian Shipped To Your Door - Priority access to test new formulations

$2,000+
- 3x Probiotic, 3x Masszymes, 3x HCL, 3x Gluten Guardian Shipped To Your Door - Priority access to test new formulations

$5,000+
- 12 months supply of All products Shipped To Your Door
- Priority access to test new formulations

Like any successful health company, our challenge is not retaining customers, but proving the value of supplements to non-users. Our research leads to products that actually work -- over the course of a year from initial purchase, our customer value goes up 430%. With an increased sales push on Amazon and a burgeoning relationship Jumbleberry's, the European CPA network, we're in a prime position to increase our market share simply by getting in front of more customers.

https://bioptimizers.com

$10,000+
- 3 Months 1:1 Coaching with Wade Or Matt - 12 month supply of All products Shipped To Your Door - Priority access to test new formulations

$25,000+
- 12 Months 1:1 Coaching with Wade Or Matt - 12 months supply of All products Shipped To Your Door - Priority access to test new formulations

see less

science product marketing life science health and fitness health tech food food tech bio tech tech retail food

Why I Like BiOptimizers

> *There's not that many supplement companies that I trust with my body, but BiOptimizers is definitely one of them. MassZymes is my go-to digestive enzyme that doubles up for muscle soreness, and P3OM is my go-to probiotic for getting rid of bad bacteria. Matt and Wade are top notch guys that you can trust.*



Ben Greenfield
CEO OF KION, TOP PERSONAL TRAINER AND BIOHACKER

THE BUZZ ABOUT BIOPTIMIZERS

> *BiOptimizers is my go-to source for quality enzymes and probiotics. I've been a customer for years and they produce some of the best quality supplements I've come across. BiOptimizers is on the cutting edge of optimizing your digestion and performance - I wouldn't be able to live without their products! I've since got my family and friends hooked on their supplements and will continue to share them with anyone that's looking to optimize their health and well-being.*



Stefan James
CEO of Project Life Mastery, Inc.

> *BiOptimizers produces the most amazing supplements for enhancing digestion I've ever tried. As someone who has battled RA for many years, reducing inflammation through better gut health is immensely helpful. Their entire line helps on this front, I recommend them highly.*



Jesse Golden
CEO of Golden Secrets

> *Protein absorption is one of the most overlooked facets to building a muscular and healthy body. The fitness industry is consumed by hitting their macros but they're missing the big picture. We now know that it's not what you eat, it's what you absorb. Wasting money on expensive protein powders and too much meat is wreaking havoc on people leading to inflammation, distress, and a host of other issues. Bioptimizers are the key to maximizing protein absorption and uptake.*



Ben Pakulski
CEO at Mi40MuscleIntelligence, BodyBuilding champion

BiOptimizers has simply redefined what enzymes and probiotics are after the amount of research and information that has been done specifically by them on bacteria and it's effects on the body. BiOptimizers' patented probiotics are the only probiotics that we recommend regularly at Human Garage.



Garry Lineham
Co-Founder of Human Garage

There's no shortage of probiotics and digestive supplements on the market. It's downright overwhelming. However, I use and recommend Bioptimizers products because they're based on science and they work. Not only that, but they're backed by great health authorities and a team that goes above and beyond from a customer service perspective. If you're looking for the creme de la creme of digestive support, then you've got to be using Bioptimizers.



Yuri Elkaim
Founder of HealthpreneurGroup, NYT Bestselling Author

I love BiOptimizers, both the founders and the products. Matt Gallant is my boy and his products are dope. I definitely suggest that anyone who wants to have a healthy digestion or maximize the gains from protein use MassZymes.



Brandon Carter
Fitness model for Nike, Puma, Adidas, and Men's Health

Your products are a game changer.



Callan Rush
CEO of Lucrative Luminary Training

Love your enzymes. Noticed an immediate difference. I have taken lots of supplements and many didn't move the needle. Your digestive enzymes do! Thank you.



Garrett Gunderson
Founder and Chief Wealth Architect at Wealth Factory

I love everything about BiOptimizers. The products are the highest quality, the support is top notch, the affiliate program is great. They make it easy and fun to work with them and are super helpful and reliable. There aren't enough good things I can say about this company and everyone involved.



Jason Ferrugia
Chief Training Advisor, Men's Fitness Magazine

FitnessBond

MassZymes Review - Impartial Investigation

MassZymes is a supplement allegedly formulated to make protein absorption in your body more efficient, thus improving lean muscle gains, recovery abilities and digestion without the need for any extra protein intake.
April 8, 2018 @ fitnessbond.com

Bioptimizers Masszymes Review

Welcome Guys! This is Jonathan. Last month I found my mailbox filled with queries from my beloved bloggers asking about the best available nutritional supplement. So, I took this job and went through all the renowned nutritional supplements. I have a
January 22, 2018 @ balancedlifestylewikipedia.com

Bioptimizers Masszymes Ingredients - Review - Best Supplements Reviews

Digestion of amino acid depends upon the immune system of the body. some how people getting the protein but not digestion it so a supplement called BiOptimizer Masszyme is here for your problem which includes the ingredients that help you to
January 19, 2018 @ makreviews.com

BiOptimizers' Gluten Guardian Review - Consume Gluten Without Any Worries? - Organic Supplements Review

Gluten Guardian is a supplement that solves all the health problems faced by those who have gluten sensitivity. Comprising a fine blend of ingredients that are together known as Digestive Enzyme Therapy, this product works to reduce bloating, gut
December 9, 2017 @ organicsupplementsreview.com

Gluten Guardian - BiOptimizers Bloat & Inflammation Reducer?

For most men and women, there are foods more enjoyable and desirable than those that contain gluten. Gluten is a type of protein that is present in wheat-based products and it works to shape, maintain, and hold the bread together.
December 5, 2017 @ supplementpolice.com

Masszymes Review

The world of sports and fitness is full of people who do impossible things to achieve the goals that they have set themselves in their lives.
November 27, 2017 @ njweightdoctor.com

Masszymes Review - BiOptimizers' Advanced Enzyme Formula Work?

Contents1 What Do You Get?2 How The Supplement Works3 Positive Reviews of the Enzymes4 Negative Reviews of Masszymes5 Where To Buy And The Guarantee6 Does Masszymes Actually Work? Would you like to improve your muscle gains
June 8, 2017 @ fanaticalhealth.com

Bioptimizers HCL Breakthrough Review - Does It Really Work? - Fitlivings.com

Bioptimizers HCL Breakthrough contains potent ingredients that will make a difference against heartburn and acid reflux. Read this review before you start..
June 2, 2017 @ fitlivings.com

BiOptimizers MassZymes Review - Make Your Protein Work - Fitness Camp

People are now growing more aware of how beneficial a high-protein diet is. What most of them are not aware of is that even a large quantity of protein shakes and supplements cannot give the desired results until some other essential factors are in
April 30, 2017 @ fitnesscamp.co

P3-OM Review - Is This Probiotics Supplement For You?

Hey friend and welcome! On this page we will review the P3-OM probiotic supplement by Wade Lightheart. For your convenience, we will break down this page into two parts: 1. A short section with some basic details about P3-OM. 2.
November 22, 2016 @ diettalk.com

His supplement company did $280k last month, here's how - Nathan Latka

Summary: In Episode #132, Nathan speaks with Matt Gallant, a serial entrepreneur who's collected over 7 million leads, scientifically tested over 10,000 different marketing ideas, generated tens of millions of dollars online and built his dream
February 11, 2016 @ nathanlatka.com

70M People Suffer From Daily Digestive Issues

There's nothing fun about heartburn, acid reflux, irritable bowel syndrome, or any of the other forms of digestive issues that 70M people suffer from each day. It's a worldwide problem but is especially bad in the U.S., where almost 80% of the population deals with regular digestive problems. The worst part? Most people look for reactionary stopgap medications, not preventive, healthy supplements.



We Build Supplements for a BiOptimized Life

We've tested our four supplements on thousands of clients over a decade, in order to build the best line possible that could actually fix digestion issues for people. At BiOptimzers, we build what we call a pharmaceutical-grade product by designing each product at the premium end. We're not just putting a mishmash of maybes into the product and aren't looking to beat competitors on price. We're beating people on effectiveness, and that's why we have such a loyal following.


MASSZYMES
ADVANCED ENZYME FORMULA
M

Masszymes

Our first product, Masszymes is a medical-grade enzyme formulation that allows for optimal protein digestion. At 100k HUTs, it's the strongest proteolytic enzyme formula currently on the market.


HCL
BREAKTHROUGH

HCL Breakthrough

An all-natural source of betaine hydrochloric acid that increases a user's stomach acid, supporting digestion and detoxification. It is entirely vegetarian and contains 5 different types of enzymes.


PROBIOTIC
P3-OM

P3-OM

Our patented probiotic formula attacks pathogenic invaders like bacteria and other toxic agents. Designed to combat bacteria, our product helps user fight illness and create a stronger immune system.


GLUTEN
GUARDIAN

Gluten Guardian

Our newest product is designed to support digestive issues related to gluten. A blend of six plant-based proteolytic enzymes, the formula breaks down gluten, starches, and sugars to help digestion.

Smart Marketing Has Pushed Growth


"If toxins are left to build up due to lack of contractions and exercise, you'll start to get cells that stick together, which can then lead to accelerated aging."

Our co-founder, Matt Gallant, has more than a decade of marketing experience, so we understand not only how to explain our product to the masses, but how to get it in front of the right audience.

This has been crucial for our past and future growth. By getting into Amazon and a push from Jumbleberry, a massive European distribution network, our continued ability to disseminate information will be crucial.

Our company has been featured on more than 20 podcasts and we're endorsed by some of the largest names in the fitness and wellness industry, including Ty Bollinger, Ben Greenfield, Stefan James, Jesse Golden, Ben Pakulski, and dozens more.

Our Progress So Far

With a successful raise on Wefunder, we'll be able to use the capital for inventory, new products, Amazon growth, and podcast interviews.

2004
MassZymes and Protein Breakthrough Launch to Market

October 2006
MassZymes Incorporated by Our Co-Founders Matt & Wade
By December, we generate over $1M in revenue from MassZymes.

2014
We Re-brand as BiOptimizers
Later in the year, P3-OM Probiotics and Primergen Liquid Vitamins and Minerals launch to market.

2015
We file $3.2M in MassZymes Sales
Our team also grows to 5 employees.

October 2016
Become Second Business Approved to Promote Physical Product on ClickBank Marketplace
We also become a Clickbank platinum partner.

April 2017
HCL Breakthrough Launches to Market
Plus, the MassZymes 2.0 formulation launches to market with AstraZyme added to the formulation.

October 2017
Gluten Guardian Launches to Market
Two months later, we go live on Amazon.

January 2018
MassZymes 3.0 Formulation Launches
The protease per capsule increases to 100,000 HUTs, plus, our team size grows to 20.

September 2018
Gluten Guardian 2.0 Formulation Launches to Market
The new formulation has an increased DPP-IV potency.

Q3-Q4 2018
Scale Current Line and Launch Two New Products
We also plan on building a next level content team and quadrupling our efforts in podcast advertising.

Let's End Unnecessary Physical Suffering Together

Dear Investors,

When I was 18 years old, I helped my best friend lose 191 lbs in 18 months and decided to make health and fitness my life's purpose. In order to help as many people as possible, I realized I needed to master marketing. I spent over $250,000 on coaches, courses, seminars, and masterminds to become a marketing expert. Using those marketing skills, I've been able to build 13 companies in the last 20 years and sell close to 100 million dollars worth of products and services online.

For the last 3 years, we've been building systems in the company that would allow us to successfully scale to the next level and beyond. Now we're ready to scale BiOptimizers and become known as THE DIGESTIVE COMPANY. We've got the world-class formulas. We've got the rock-solid team. We've got the proven marketing systems. And the only thing we need is your investment to fuel the rapid growth that is in front of us.

We will take your investment and focus on scaling Amazon, scaling Jumbleberry (massive European distribution network), developing 6 products in the next 2 years, and scaling our proven advertising campaigns.

We're excited to have you join us and become a part of the BiOptimizers family. Together, we will help millions of people fix their digestion and experience awesome health.



Matt Gallant

Dear Investors,

I've made it my life's mission to end unnecessary physical suffering. Why? It all started when I witnessed my dear sister deteriorate and pass away at the age of 22 after a 4 year battle with Cancer. I was 18 at the time and seeing her struggle for 4 years from this terrible disease shaped my own destiny. I enrolled in the University Of New Brunswick for Physical Education with a major in Exercise Kinesiology and Nutrition, as I was determined to help others live healthier more productive lives. Over the next two decades, I coached thousands of people from all walks of life to better health and performance. I also captured 3 Natural Bodybuilding titles and ended up representing my country at the Mr. Universe Contest and the World Natural Bodybuilding Championships.

15 years ago, I partnered up with Matt Gallant, a good friend, health expert, and kinesiologist. Together we founded this company and sold over $10,000 worth of fitness books our first month. It wasn't until we spent a full day seminar with a brilliant doctor who overcame cirrhosis of the liver and terminal colon cancer did we finally make the connection between digestion and optimal health. We applied his knowledge to create MassZymes, our best-selling enzyme, that has sold millions and millions and helped thousands of people fix their digestion. We then evolved into BiOptimizers, a nutritional supplement company that is focused on solving digestive problems through online education and the top grade nutritional formulas. Our mission has led to the development of life changing educational programs and help people correct digestive health issues and provide them with a step-by-step process that allows them to optimize their daily health regimen. Over the years, we've worked with and been promoted by some of the most respected names in the online health world, including Ty Bollinger, Elliott Hulse, Ben Greenfield, Yuri Elkaim, Vince Delmonte, Ben Pakulski, and many more. Bioptimizers has transformed the lives of tens of thousands of people struggling to overcome debilitating digestive conditions. And now we're ready help MILLIONS of people.

Public demand for non-pharmaceutical digestive supplements, combined with our marketing and education, has positioned us to become the market leader in digestive aids. We are ready to become THE DIGESTIVE COMPANY. To fuel this next wave of growth, we are looking to raise capital in order to purchase more inventory, expand our proven advertising campaign, and to grow our company faster. We are excited to have you join our mission by making a small or large investment in this mission. Together we can solve digestive challenges for more people and help more families live happier, healthier, more productive lives without relying on potentially harmful prescription medications. Your investment dollars will not only be used to grow your investment portfolio, they will be used to make a difference in countless lives.

We're excited to have you to join the Bioptimizers family today because together we make a difference. This mission fulfills the lifelong promise to my sister that I would spend my life honoring her memory by assisting others in achieving better health.



Wade T. Lightheart, CSNA

Our Affiliate Sales Program is Growing


No. of affilates making sales vs Months
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No. of affilates making sales
January 2017
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March 2017
April 2017
May 2017
June 2017
July 2017
August 2017
September 2017
October 2017
November 2017
December 2017
January 2018
February 2018
March 2018
April 2018
May 2018
June 2018
Months

$1M	$2.5M	50k	2%
Paid out to affiliates	Generated by affiliates	Total customers we've served	Average refund rate over past 5 years

Meet the Founders



Matt Gallant

CEO

Strength & conditioning coach for pro-athletes, Self-defense instructor, 10+ years in supplements



Wade Lightheart

Co-Founder

3-Time Canadian Natural Bodybuilding Champion, Authority on Natural Nutrition and Training Methods

AND THE REST OF THE TEAM



Bi Optimizers

Director of Operations



Andrew Szeto

Director of Marketing



Joey Vaillancourt

Affiliate Operations Manager

Skilled in Social Media & Marketing, Owner of Pontiac Elite Fitness, Co-Owner of Destiny Kennels



Erika-Dane Acera

Affiliate Marketing - Assistant Manager

Customer Service Manager at Upwork, Former Email Support Representative at TaskUs



Yoian Eleuthere

Customer Service Integrator

Expert Level certificate in Customer Service, Skilled in Microsoft Office and Call Center Services



Anthony Flores

Copywriter

Founder/Copywriter- Flores Marketing, Former Director of Sales & Marketing- Essential Living Foods



Kim Cash

Digital Marketing Project Manager

CEO/Business Advisor- The Water We Drink LLC, Founder of Go For Your Dream digital marketing firm



Sheila Hunter

Customer Service Agent



Elisa Navarro
Customer Service Agent



Dawn Bontigao
Customer Service Agent

Experienced Customer Support and Virtual Assistant, Skilled in Technical Support, and Sales



Robert Laschevoski
Web Development

Web & Graphic Designer with experience in Video Editing, photography, Social Media, Viral Marketing



Oscar Ayoroa
Web Development



Veronica Hofilena
Web Development



Vasyl Makarenko
Web Development

PHP/MySQL Programmer, Senior Web Developer, UI Developer: JavaScript, DHTML, CSS3, HTML5, XML



Chad Dolan
Programmer

Independent Web Developer Professional, Skilled in CSS and PHP



Crystal Hale
Administrative Assistant



Zulqarnain M.
Marketing/Operations Assistant

Former Marketing and Sales Executive and Marketing Manager, Experienced in Web & Graphic Design



Wesley King

Operations consultant, agency creative manager, app development product lead, growth orchestrator



Andy Wilkinson
Director of Operations

Interview

Wefunder interviewed BiOptimizers on May 11, 2018.

− COLLAPSE ALL

WF: What is BiOptimizers?

BIOPTIMIZERS: *Wade:* BiOptimizers was the brainchild of Matt and I. He and I were friends a long time ago. We were personal trainers and really passionate about helping people improve their bodies, so we started out by educating people and moving to education products. That led to the foundation of our supplement company. Over the course of the last 14 years, we realized that the one thing we do better than any other company in the world is solving digestive issues. Our motto is, "We fix digestion." I recently heard a radio interview that said over 85% of the population is suffering from digestive issues at any given point -- we're seeing this everywhere. We're providing alternative solutions to going down a medical-based model by finding world-class, premium nutritional supplementations that fix the root cause of digestive issues, particularly around enzymes, probiotics, hydrochloric acid, and a variety of other products that deal with everything from acid reflux to bloating, gas, constipation, and various forms of indigestion.

WF: What was your previous experience?

BIOPTIMIZERS: *Wade:* I was a three-time all-natural bodybuilding champion, and I got interested in this field after I competed in the Mr. Universe contest in 2003. I had a massive digestive issue after I gained 42 pounds of fat and water. I found a medical doctor who told me I knew how to build the body from the outside in, but hadn't learned how to build it from the inside out. That got me interested in learning these processes. Then Matt and I partnered up to develop the technology and the marketing. Matt is a world-class online marketer working to bring that message out. We've been doing that ever since.

I opened my own nutritional supplement store way back in 1999. I got intimately involved on virtually every level. I also worked with a number of supplement companies as a spokesperson and advisor. I was also in the physical distribution of nutritional supplementations and in the manufacturing and design. I've done everything from owning my own store to working in a supplement warehouse to representing companies as a spokesperson for building products and developing products and building our own company. There really hasn't been an aspect of the industry that I haven't been exposed to. That intimate knowledge allows me to understand the whole industry.

Matt has helped 13 successful businesses over the last 15 years. When he came in with his marketing experience, he was able to take that part and marry it to the experience that we had from the supplement side and build a company that was different than everybody else out there. I think that's what separated us. We did it organically and in a way that solves those problems and creates that customer retention.

WF: Why is BiOptimizers is different from other products on the market?

BIOPTIMIZERS:

Wade: Most people have looked at solving digestive issues by fixing the symptom of digestion through a medical-based model. If I have an upset stomach, I take Pepto-Bismol or Beano. If I get a more serious condition, I go to something like a proton pump. We're seeing that at an increasing level, but we know that the long-term success of that approach is dubious at best. The market is shifting toward alternatives and natural solutions. That has opened up the world of nutritional supplementations, particularly focusing on enzymes, probiotics, and hydrochloric acid.

Matt and I realized that we had something to offer that was an effective alternative solution. We decided that we were going to build the best line possible that could actually fix these issues for people. We tested it on thousands of clients over a decade, and we really do have that figured out. We partner that with an online education format that teaches people why they had the problem and how they can overcome the problem.

We build what we call a pharmaceutical-grade product. We're not just putting a mishmash of maybes into the product. We design each product at the premium end. We're not looking to try and beat people on price. We're beating people on effectiveness. That's why we have such a loyal following, and that's demonstrated with our customer retention. I don't know if there is a company that has customer retention in the supplement industry like us.

Matt: Wade and I both know a lot of people in the space. Most companies aren't willing to spend the money on the product to create the best formula. There are certain key ingredients that are expensive and that most people will cut and use minimal amounts. Wade and I have always been about using the best potential formula regardless of the cost. We'll figure out the pricing and the marketing later. For probably 95% of supplement companies, it's the inverse. They're marketing companies first, supplement companies second.

WF: How did you go about starting the company?

BIOPTIMIZERS: *Matt:* In 2004, I suggested to Wade that we partner up. I had learned marketing so I offered to handle the packaging and selling. We launched in January 2005 with a natural bodybuilding product and did five figures in sales right out of the gate. Within 18 months, we were generating around $75,000 a month. We launched Masszymes in 2006 and its been on sale since. We're up to version three at the moment. We were selling hemp protein back then, and nobody was really pushing hemp back in 2005 and 2006. We had a great run. After some downtime, we brought in a third partner about four years ago, Dave Ruel, a good friend of mine and a great marketer. We re-launched the business, got on ClickBank, and generated a couple million dollars. We went to a new level and changed directions. That's when we focused on digestive products and rebranded as a supplement company.

WF: How are you measuring progress?

BIOPTIMIZERS: *Wade:* We're using revenue and the number of active affiliates, which has been growing. We measure customer satisfaction in terms of response time satisfaction. Our refund rate and chargebacks are almost nonexistent. Refunds well below industry average and around 3% last year. On average, our day one to day 365 customer value goes up 430%. That's an insane increase over most of our competition. That comes from good products, good customer service, and the education components that we give away when somebody buys.

WF: How have key measurements like revenue been trending?

BIOPTIMIZERS: *Wade:* One of the things we did was joint promotions. We had a major spike when we got started with some people in the cancer industry. We experienced a massive growth in the company from creating an affiliate relationship with those guys. In fact, the relationship was so good that they started their own supplement company. We realized that we were focused on only having one or two affiliates, but decided that we would scale out to prevent that kind of challenge coming up again because when you do a great promotion with a big company, some people might consider doing that. So we increased the number of affiliates.

The second thing is that we noticed a drop in sales from that point and then stayed relatively flat as we brought on more operational components in order to manage scale. One of the interesting things you see when you have that spike is you find out what areas of your company are going to require work in order to make that jump to an eight figure a year business. Of course, we know that that's a monumental jump. If you look historically in businesses, that's where they have the most challenges, and largely they have those challenges due to the structure. Matt and I made an executive decision that we weren't going to try and get as much money out of the company as possible and that we would just reinvest most of the money that we were making into increasing our team and making our customer retention value extremely high.

That involved a number of things. Number one, developing the education format. I become the trusted authority to customers. I'm there not just to help them with digestion, but a whole lot of other issues. That built a lot of trust and value. The second thing is to have a customer service team that is super responsive and solves problems that they're not used to solving in the supplement industry. A lot of online companies don't respond quickly and have high refund rates. We proactively built a great customer support team to manage those issues. We also created an affiliate operational system that allowed these different parts of the company to work in a kind of symphony of processes. That took us the last couple of years. The final piece of the puzzle was establishing a distribution and operational center inside the United States because distribution channels and funding channels are a lot easier in the United States. We were confident that this was the year that we were ready to make that move. That's why Amazon came knocking at our door.

We have a stage campaign started by one of the best stage campaigners and have already lined up a group with 1,000 nutritionists that we'll be speaking with next year. It was really not so much about the growth of the sales. Obviously, that's been stable over the last couple of years, but it's actually ironing out all of the operational components that can make us really move into a world-class company.

WF: Most of your sales are online. Are they also mostly in the U.S.?

BIOPTIMIZERS: *Wade:* Yes. Sales are mostly in the U.S., Canada, and English-speaking countries globally because that's what our marketing is. We haven't translated that yet. Affiliates are around 50% of the sales. Amazon at the moment is around 10%. We have some chiropractors and some other health practitioners buying stuff and reselling it, which is around 5%. The rest is our own traffic, so most of that being content marketing on Facebook and YouTube.

WF: What are your plans to grow in the next six to 12 months?

BIOPTIMIZERS: *Wade:* The two big sales channels that drove us to do this funding campaign are Amazon and Jumbleberry's, a CPA network out of Europe. They like our products and our marketing, so they reached out to us and said they wanted us in their network. Being a CPA network, we're making zero from that relationship at the start. That means we're relying 100% on the repeat sales, which is fine because we know they're coming, but we need funding to pay for that valley between day one and month two, three, four, and five for the repeat sales to come in.

WF: How often do people make repeat purchases?

BIOPTIMIZERS: *Wade:* The average bump is 437% more from day 365 to day one. For example, if somebody buys $100 worth of stuff from us today, they will buy $437 more dollars over the next year.

WF: What does it mean to have a healthy gut and how does BiOptimizers help someone achieve that?

BIOPTIMIZERS: *Wade:* There are a couple issues that have gone on in human food production over the last 60 to 70 years, particularly the development of monoculture, the use of herbicides, pesticides, and fungicides, and genetically-modified food. All of that damages the natural digestive process that people are engaged in. In other words, for however long human existence has been around, we've never dealt with genetically-modified foods and only since the late 1940s have we dealt with pesticides on our food. Pesticides interrupt the enzymatic activity of the body. You need enzymes for everything from thinking to blinking. Enzymes and probiotics are essentially the workers inside your body -- everything else is a building material.

Dr. Edward Howell determined in the 1930s and '40s that people or animals fed enzyme-deficient diets developed a whole host of situations that he predicted would happen to humans within three generations. The rise of genetic illness, strange sociological behavior, inability to procreate, and that's what we're seeing in the human race today. Now, thanks to the mass marketing of the medical solutions, the answer to solving these issues is to put a band-aid on it. They are either temporary solutions or antibiotics, which are radically overprescribed to people. They solve one problem, but an antibiotic actually wipes out good flora along with bad flora and then leads to further complications down the road where you start getting other products. Once you're in that model, you continue on treating it.

We looked at the reasons that people have digestive issues. Number one, they eat enzyme-deficient food. Any food that's cooked doesn't have any enzymes. Humans are the only species on the planet that do that. Our natural state is eating enzyme-rich food. Nobody's gonna do that, because nobody's going to eat a completely raw food diet. There's a range of digestive enzymes that are out there. Cultured enzymes, on average, are 100 to 1,000 times more powerful than an enzyme that you would find in a food. That allows you to experience what we call a therapeutic response of effectiveness. People are feeling indigestion, they take a few of our Masszymes, and all of a sudden their food actually breaks down and digests the way it was supposed to because now those enzymes are present.

It's the same thing with our probiotic. Most people are familiar with antibiotics. Antibiotics have saved millions of lives by killing off bad bacteria that invade the body. We have somewhere around 500 strains in our body. Ten percent are good, 10% are bad, and 80% are opportunists. Based on local conditions, stress levels, diet, and habits of that person, they'll upset what's called the microbiome or the flora inside the body. The issue is if you've gone through an antibiotic or you've been exposed to a lot of chemical agents, which most people have, or you've been exposed to herbicides and pesticides in your food, you've interrupted your enzymatic pathways in your gut flora, which are your good probiotics. We introduced cultured enzymes as well as a patented probiotic that goes in and ferrets out the bad guys, wipes them out, and allows your body to rebalance its microbiome. It's about 80% of your immune system as well as the functionality of being able to absorb and utilize food, particularly related to protein. Our probiotic is unique in that it breaks down protein not just in the digestive system, but it goes through the whole body and cleans out the system. That's one of the reasons it's patented. The enzymes in the patented probiotic are the one-two punch that started this whole process. Those are our top selling product. When people introduce those into their lives, all of a sudden they don't need the proton pump or the Pepto-Bismol. Not only is their digestion absorption and utilization great, but they're not constipated, which is a major issue for a large part of the population.

Later on, we added a couple other products like hydrochloric acid, which is responsible for disinfecting your intestinal tract. Usually, by the age of 40, we're functioning at maybe 20% or 30% of our hydrochloric acid levels. Acid reflux is actually caused by low hydrochloric acid levels. It's not too much, as a lot of people believe.

Our product allows people to live happily without using medical treatments that have a number of side effects because there is essentially no negative side effects associated with enzymes, probiotics, and hydrochloric acid.

Lately, we introduced another product called Gluten Guardian. This is a specific enzyme that has the ability to break down gluten. Everybody has a challenge with it, it's just where are you on a scale of 1 to 10. Someone that's a Celiac is at maybe a 9 or a 10, and the average person might be at a 1 or a 2. As we age, that's why people run into problems over time, and that's why we introduced that product, which is a great seller for people who are suffering from gluten intolerance and sensitivity.

WF: What sort of intellectual property protections, if any, do you have around your products? ^

BIOPTIMIZERS: *Wade:* Our probiotics are patented and the other ingredients are not. Unless you go through an expensive FDA-approval process and try to get a drug created and approved, it's difficult. Few companies are willing to spend the amount that we do on formulating the products. Few people spend the time and the energy doing the research that we do. As far as those that do, first of all, nobody's come out and said they're going to own the digestive space. I'm not aware of any company that's done that.

WF: What's your ultimate goal? ^

BIOPTIMIZERS: Our big vision is to be known in the digestive health company worldwide as providing digestive health solutions. We've got hundreds and hundreds of testimonials from people who had digestive issues. Some people had issues for 38 years. Our mission as a company is to alleviate human suffering and activate awesome health. It all begins with digestion. There was a recent health study that showed that the fifth leading cause of death right now is digestive related illnesses because of the correlations because heart disease, cancer, and diabetes is related to people's inability to actually break down food. The surgeon general says that 90% of the deaths in America are lifestyle related.

We're talking about the basic mechanics of a person's body and being able to assimilate and utilize the food they're eating and eliminate the waste that - left unchecked - can create a host of problems. We have an education system that supports that process for people. We have a marketing outreach program that helps people who are looking for solutions find us, and we have a customer support system that makes people feel amazing about the relationship that they have with us.

WF: How will you spend the money you hope to raise? ^

BIOPTIMIZERS: We're using the funds primarily for stock and to ramp up marketing because we know it's effective at this point. We have a lot of big podcasts and big advertising platforms that we want to spend the money on to grow our sales. All the money's going to be used for stock and marketing because our team is big enough. We might add one or two persons for customer support, but we've built an incredible team, including Andy and Andrew and Joey and the customer support team and copywriters. We're poised and ready to grow. We can handle probably tripling our revenue without adding any key people. Almost all of the gross margin's going to be added to the bottom line.

WF: Do you have a sense of your position? ^

BIOPTIMIZERS: It depends on the channel. There's obviously a huge variety. It's anywhere from 30 to 150. It just depends. Most of our sales come from affiliates, who are paid 30% lifetime commission.

WF: What are the potential risks any investor should be aware of? ^

BIOPTIMIZERS: The risk is minimal. I didn't feel comfortable until recently, because I felt like now we've got very specific opportunities in front of us with Jumbleberry and Amazon. We can put money into this. Again, there's a 95% chance it's going to grow the revenue. We've got a great team, we've got great products, and we've got great customer support. We know our numbers. We know what works, advertising-wise. There's not a lot of risk in that department. It's always the stuff you don't know that you don't know.

There are unknowns with Jumbleberry. It is a new channel, but we figure that Jumbleberry can triple business once that goes to scale. The assumption there is that people will continue to buy the products. We're not making any money on day one. Is there a possibility that the repeat business from that channel is not as strong or not as good as other channels? Yeah, but it's minimal because even with our worst channels, it tends to go up 200% to 300% instead of 430%.

Right now we're at a unique space in the world of probiotics. Up until this time, people have assumed that probiotics just kind of work. The reality is there's now home testing and things like this. The bottom line is, according to industry experts, probably 95% or more of the probiotics that people are buying and purchasing from stores are useless. They're not working. With us, we've actually proven it to work. Part of the patent process is that you have to prove that the probiotic actually works and that it's retainable in the gastrointestinal tract. In the patent, you can make the allowable claims in a patent. There's almost nobody out there that has that ability.

WF: How are you using podcasts to get the word out about your products? ^

BIOPTIMIZERS: We already have a proven return on investment on those platforms. We're not guessing right now. We're not throwing darts in a blizzard. We know that it works, and we're just doubling down on it.

We've got a lot of very impactful influencers backing our products. We've got Elliot Hulse, Vince Del Monte, and Ben Greenfield, who's got probably the most popular bio-hacking podcast on iTunes right now. They've all got massive followings.

WF: Why should people want to invest with you? ^

BIOPTIMIZERS: When people are investing in this company, it's not like investing in a company that's developing weapons to blow up other people or churning out an oil patch that may wipe out a bunch of fish or seals. It's a company that is solving real-world problems that people are suffering from on a daily basis. Not only are they potentially getting a return on their investments, but they're also part of a new solution for the human population that alleviates suffering and activates awesome help. We all know that, money aside, health is the number one value in life, and most people don't look at it until they lose it. We're there on the forefront of helping people make that transition early on and live healthy, productive lives.

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RISKS

1 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

2 State Laws.

Although the federal government has the right to regulate our

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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BiOptimizers is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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